Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2017, relating to the consolidated financial statements and the financial statement schedule of Condensed Parent Company Financial Information of Canada Goose Holdings Inc. (the “Company”) appearing in the Company’s Registration Statement on Form F-1/A dated March 10, 2017.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 17, 2017